PINNACLE WEST CAPITAL CORPORATION
                            2000 DIRECTOR EQUITY PLAN


                                   ARTICLE 1

                      ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Pinnacle West Capital Corporation hereby establishes the Pinnacle West Capital Corporation 2000 Director Equity Plan (the "Plan") for the benefit of its Nonemployee Directors. The Plan sets forth the terms of grants of unrestricted Stock and Nonqualified Stock Options to Nonemployee Directors. All such grants are subject to the terms and provisions set forth in this Plan.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to encourage ownership in the Company by Nonemployee Directors, to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Nonemployee Directors of the Company, and to provide Nonemployee Directors with a further incentive to work for the best interests of the Company and its shareholders. The Plan is intended to replace the Pinnacle West Capital Corporation Director Equity Participation Plan and the Arizona Public Service Company Director Equity Plan, which have been terminated effective July 1, 2000.

     1.3 EFFECTIVE DATE. The Plan is effective as of July 1, 2000 (the "Effective Date"). Pursuant to New York Stock Exchange Rule 312.03(a)(4), shareholder approval of the Plan is not required.

     1.4 DURATION OF THE PLAN. The Plan will remain in effect until the earlier of (a) June 30, 2010 or (b) such time as the Plan is terminated by the Board of Directors pursuant to Article 8 or Section 9.4.

                                   ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. For purposes of the Plan, the following terms will have the meanings set forth below:


          (a) "Award" means a grant of Stock or Nonqualified Stock Options under the Plan.

          (b) "Award Agreement" means any written instrument, contract, or other instrument or document evidencing an Award.

          (c) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.
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          (d) "Code"  means the Internal  Revenue Code of 1986,  as amended from time to time.

          (e) "Committee" means the committee appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee will consist of the members of the Board's Human Resources Committee, excluding those members who do not qualify as "Non-Employee Directors," as such term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission, or any successor provision.

          (f)  "Company"  means  Pinnacle  West  Capital  Corporation,   or  any
successor as provided in Section 9.3.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

          (h) "Fair Market Value" means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of the date an Option is awarded to a Participant under the Plan will be the average closing price of the Stock on the New York Stock Exchange for the ten (10) trading days ending on and including the trading date immediately preceding the date of grant.

          (i) "Nonemployee Director" means any individual who is a member of the Board of Directors of the Company and who is not also an employee of the Company or a Subsidiary.

          (j) "Nonqualified Stock Option" means an option to purchase Stock, granted under Article 7, that is not intended to be an incentive stock option qualifying under Section 422 of the Code.

          (k) "Option" means a Nonqualified Stock Option granted under the Plan.

          (l) "Participant" means a Nonemployee Director of the Company who has been granted an Award under the Plan.

          (m) "Plan Year" means the twelve (12) consecutive month period beginning on January 1 and ending on December 31.

          (n) "Stock" means the shares of the Company's Common Stock.

          (o) "Subsidiary" means any entity or association of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company.

     2.2 GENDER AND NUMBER. Except as indicated by the context, any masculine term also includes the feminine, the plural includes the singular, and the singular includes the plural.

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     2.3 SEVERABILITY OF PROVISIONS.  With respect to persons subject to Section
16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board, and the remaining provisions of the Plan or actions by Board will be construed and enforced as if the invalid provision or action had not been included or undertaken.

     2.4 INCORPORATION BY REFERENCE. In the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) will be deemed automatically to be incorporated by reference herein, insofar as Participants subject to Section 16 of the Exchange Act are concerned.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 ADMINISTRATION BY THE COMMITTEE. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions.

     3.2 AUTHORITY OF THE COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a) Designate Participants to receive Awards;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Amend, modify, or terminate any outstanding Award, with the Participant's consent, unless the Committee has the authority to amend, modify, or terminate an Award without the Participant's consent under any other provision of the Plan or the relevant Award Agreement.

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

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          (g)  Prescribe  the form of each  Award  Agreement,  which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

          (j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement;

          (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

     3.3 DECISIONS BINDING. The Committee's determinations and decisions under the Plan, and all related orders or resolutions of the Board will be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

                                   ARTICLE 4

                           SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. The total number of shares of Stock available for grant under the Plan may not exceed 200,000, subject to adjustment as provided in Section 4.4. The shares issued under the Plan may be authorized and unissued Stock, treasury stock or Stock reacquired by the Company, including shares purchased on the open market.

     4.2 LAPSED AWARDS. If any Award granted under the Plan terminates, expires, or lapses for any reason, any shares subject to purchase pursuant to such Award again will be available for grant under the Plan.

     4.3 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 4.4, the maximum aggregate number of shares of Stock with respect to the Awards that may be granted to any one Participant may not exceed one percent (1%) of the Company's outstanding Stock.

     4.4 ADJUSTMENTS IN AUTHORIZED SHARES. In the event a stock split or stock dividend is declared upon the Stock: (a) the shares of Stock available for grant under the Plan, the shares of Stock to be awarded under Article 6, and the shares of Stock required to be beneficially owned under Section 6.1(b) will be increased proportionately and (b) the shares of Stock subject to each Option that has been awarded under Article 7 will be increased proportionately, without any change in the aggregate purchase price therefor. In the event the Stock is changed into or exchanged for a different number or class of shares of Stock or of shares of another corporation, whether through reorganization, recapitalization, stock split-up or combination of shares: (a) there will be substituted for each such share of Stock available for grant under the Plan, the

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shares of Stock to be awarded under Article 6, and the shares of Stock  required to be beneficially owned under Section 6.1(b) the number and class of shares of Stock into which each outstanding share of Stock is changed into or exchanged and (b) there will be substituted for each such share of Stock then subject to each outstanding Option the number and class of shares of Stock into which each outstanding share of Stock is changed into or exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option.

                                   ARTICLE 5

                          ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Eligibility to participate in the Plan is limited to Nonemployee Directors.

     5.2 ACTUAL PARTICIPATION. All eligible Nonemployee Directors will receive grants of Stock pursuant to Section 6.1. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Nonemployee Directors, those to whom Awards of Stock or Options will be granted pursuant to
Section 6.2 and Article 7 and will determine the nature and amount of each Award. No individual will have any right to be granted Stock or an Option under
Section 6.2 or Article 7 of this Plan.

                                   ARTICLE 6

                                 GRANT OF STOCK

     6.1 ANNUAL GRANT OF STOCK.

          (a) AMOUNT OF GRANT. Subject to the limitation on the number of shares that may be awarded under this Plan, each individual who is a Nonemployee Director as of July 1 of each Plan Year and who meets the stock ownership requirements described in subparagraph (b) will receive Nine Hundred (900) shares of Stock.

          (b) STOCK OWNERSHIP REQUIREMENTS. During the first Plan Year in which a Nonemployee Director is eligible to receive an annual grant of Stock, the Nonemployee Director: (a) must beneficially own at least Nine Hundred (900) shares of Stock as of June 30 of the same Plan Year; or (b) must beneficially own at least Nine-Hundred (900) shares of Stock on or before December 31 of the same Plan Year. In subsequent Plan Years, the number of shares of Stock the Nonemployee Director must beneficially own to receive an annual grant of Stock under this Section 6.1 will increase by Nine Hundred (900) shares of Stock each Plan Year until reaching a maximum of 4,500 shares. In each of the Plan Years following the first Plan Year in which a Nonemployee Director is eligible to receive an annual grant of Stock, the Nonemployee Director must beneficially own the requisite number of shares of Stock as of June 30 to receive the grant of Stock. The Nonemployee Director may acquire beneficial ownership directly or indirectly. Shares of Stock subject to an option granted under or outside of the Plan will not be considered to be beneficially owned by a Nonemployee Director until the option is exercised.

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          (c) ISSUANCE OF SHARES.

               (1) First Plan Year. If the Nonemployee Director beneficially owns Nine Hundred (900) shares of Stock as of June 30, the Nonemployee Director will receive a grant of Nine Hundred (900) shares of Stock as of July 1 of the same Plan Year. If the Nonemployee Director does not beneficially own Nine Hundred (900) shares of Stock as of June 30, the Nonemployee Director has until December 31 of the same Plan Year to acquire the requisite number of shares of Stock. If the Nonemployee Director acquires Nine Hundred (900) shares of Stock on or before December 31 of the same Plan Year, the Nonemployee Director will receive Nine Hundred (900) shares of Stock within a reasonable time after the Company verifies the Nonemployee Director's acquisition of the requisite number of shares of Stock.

               (2) Subsequent Plan Years. Each Nonemployee Director who beneficially owns the requisite number of shares of Stock as of June 30 of a Plan Year will receive Nine Hundred (900) shares of Stock as of July 1 of the same Plan Year.

     6.2 DISCRETIONARY GRANT OF STOCK. Subject to the limitation on the number of shares that may be awarded under this Plan, the Committee may, from time to time, select from among all eligible Nonemployee Directors, those to whom discretionary awards of Stock are given and will determine the amount of each Award. No individual will have any right to a discretionary award of Stock under this Plan.

                                   ARTICLE 7

                                GRANT OF OPTIONS

     7.1 GENERAL. The Committee is authorized to grant options to Nonemployee Directors on the following terms and conditions.

     7.2 EXERCISE PRICE. The exercise price per share of Stock under an Option may not be less than Fair Market Value on the date of grant.

     7.3 TIME AND CONDITIONS OF EXERCISE. The Committee will determine the time or times at which an Option may be exercised in whole or in part. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

     7.4 EVIDENCE OF GRANT. All Options will be evidenced by a written Option Agreement between the Company and the Participant that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

     7.5 DURATION OF OPTIONS.  Each Option  granted to a Participant  under this
Article 7 will expire on the tenth anniversary date of the date of grant, unless the Option is earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan or the applicable Award Agreement. Notwithstanding the foregoing, if a Participant ceases to be a Company director for any reason, including death or disability, any Options held by that Participant will expire

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on the second  anniversary of the date on which the  Participant  ceased to be a
Company director, unless otherwise provided in the applicable Award Agreement.

     7.6 PAYMENT. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including broker-assisted arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

     7.7 NO SHAREHOLDERS RIGHTS. The Participant does not have any of the rights of a shareholder of the Company until shares of Stock are issued to the Participant in connection with such Option.

     7.8 LIMITATIONS ON THE TRANSFERABILITY OF OPTIONS. Unless the Committee provides otherwise, no Option granted under this Article 7 may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will, the laws of descent and distribution, or under any other circumstances allowed by the Committee.

                                   ARTICLE 8

                    AMENDMENT, MODIFICATION, AND TERMINATION

     8.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms set forth in Section 8.2, the Board may terminate, amend, or modify the Plan at any time.

     8.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan will in any manner adversely affect any Award previously granted under the Plan without the written consent of the Participant holding the Award.

                                   ARTICLE 9

                                  MISCELLANEOUS

     9.1 INDEMNIFICATION. Each individual who is or was a member of the Board or the Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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     9.2 BENEFICIARY  DESIGNATION.  Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate.

     9.3 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     9.4 REQUIREMENTS OF LAW. The granting of Awards under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

     9.5 FRACTIONAL SHARES. No fractional shares of stock will be issued and the Board will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up.

     9.6 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue to serve as a Nonemployee Director of the Company, nor will it affect the right of the Company and its shareholders to terminate the services of any Participant as a Nonemployee Director as provided in the Company's Bylaws or otherwise.

     9.7 EXPENSES. The expenses of administering the Plan will be borne by the Company.

     9.8 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws of the State of Arizona.

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